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                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement of Halliburton Company on Form S-4 (File No. 333-_____) of our reports on our audits of the consolidated financial statements of PES (International) Limited in respect of each of the two years ended March 31, 1997 and 1998 and our report on the reconciliation of significant differences between U.S. and U.K. Generally Accepted Accounting Principles. We also consent to the references to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Data".

/s/ PRICEWATERHOUSECOOPERS


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PricewaterhouseCoopers
Aberdeen, Scotland
June 2, 1999